REPUBLIQUE DU BENIN

REPUBLIC OF BENIN

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AIRBORNE GEOPHYSICAL PROSPECTING CONTRACT

N°377/MERPMEDER/DC/SGM/CTJ/CTRM/CTRP/DGMINES/
DGHCF/OBH/SP

BETWEEN

THE GOVERNMENT OF THE REPUBLIC OF BENIN

AND

SILLENGER
EXPLORATION CORP.

Table of Contents

Jessy El Khoury
Sworn Translator

PREAMBLE

Whereas the Government desires to acquire a geophysical information database which helps develop, among others, mining, oil, and water potentials in Benin;

Whereas the Government of the Republic of Benin, in the framework of its mining, oil, and water exploration and exploitation policy, wishes to attract the investors towards oil blocks and mining perimeters;

Whereas the Government of the Republic of Benin signed on the 11th of August 2011 a memorandum of understanding with SILLENGER EXPLORATION CORP. concerning the airborne geophysical prospecting in the fields of mines, hydrocarbons and water in the Republic of Benin;

It is concluded between the Government of the Republic of Benin, hereinafter referred to as the "Government", represented by the Minister of Energy, Research on Petroleum and Mines, Water and Development of Renewable Energy,

And

SILLENGER EXPLORATION CORP. Company referred to as "SILLENGER" represented by Mr. John GILLESPIE, President,

Jessy El Khoury Sworn Translator

This contract of which the content is as follows:

Article 1 - Definitions

In the context of this contract, the below terms and expressions are defined as follows:

- **"Government"**: refers to the Government of the Republic of Benin represented by the Minister of Energy, Research on Petroleum and Mines, Water and Development of Renewable Energy;

- **"Ministry"**: refers to the Ministry of Energy, Research on Petroleum and Mines, Water and Development of Renewable Energy;

- **"SILLENGER"**: refers to the SILLENGER EXPLORATION CORP. Company.

- **"First African Exploration Corp."**: refers to the exclusive representative of the SILLENGER EXPLORATION CORP. Company for Africa and the Middle East.

- **"First African Exploration Benin"**: refers to the affiliate of the First African Exploration Corp. Company in Benin.

Jessy El Khoury
Sworn Translator

- **"The airborne geophysical prospecting area"** refers to the whole national territory of Benin, including the adjacent continental shelf. The land of the prospecting zone is divided into twelve (12) sectors (Appendix 1).

- **"Affiliate" or "Affiliated Company"** refers to a company or any other business which controls one or several businesses constituting SILLENGER, or which is controlled by one or several businesses constituting SILLENGER, or which is controlled by a business controlling itself SILLENGER. The control means the direct or indirect ownership of more than fifty per cent (50%) of the shares constituting the capital of the controlled company, in such a way that grants the controlling business the majority of voting rights in the controlled company.

- **"Appendix"** refers to an appendix attached to the Contract and forming an integral part of the latter. Should any inconsistence or conflict arise between the Contract and any of the appendices, the provisions of this Contract shall prevail.

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- "**Article**" refers to any numbered provision of this Contract, including all its subdivisions, unless it is explicitly stipulated that it forms an article of the oil, mining, and water Codes.

- "**Contract**" refers to this document in its original version, being duly signed, including its Appendices and all clauses or amendments upon which the Parties may agree later on.

- "**Data**" refers to any geological or geophysical document, report and information (in the broad meaning of the term) on the Region of this Contract.

- **Prospecting:** A series of geological surface and subsurface investigations or reconnaissance adopting or not geophysical or geochemical methods in order to discover indicators of mineral substances.

- "**Exploration**" refers to the programming, execution and evaluation of any geological, geophysical, geochemical studies, and others.

- "**Good practices**" refers to all good, sound, economic and efficient practices accepted by

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the oil and mining industry at the international level.

- "**Block**" refers to the surface determined by points of which the geographical coordinates and map are provided in the Appendix.

- **Perimeter**: refers to the surface for which the Research or Exploitation permit is awarded. It is defined in km^2 and varies between a minimum and a maximum. It is a polygon determined by geographical coordinates.

- **Permits**: refers to a mining claim granting, within the limits of its perimeter and indefinitely in depth, the exclusive right of prospecting, research or exploitation of all mining substances.

ARTICLE 2 – SUBJECT OF THE CONTRACT

The subject of this Contract is the airborne geophysical prospecting in the field of mines, hydrocarbons and water in the regions defined in Article 3.

It shall guarantee the acquisition, processing and analysis of the airborne geophysical data

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Sworn Translator

obtained from the prospecting of the oil blocks and mining perimeters.

ARTICLE 3 – SCOPE OF THIS CONTRACT

The scope of this Contract, being the Prospecting works, is applicable to all the national territory, including the adjacent continental shelf.

The coordinates of the areas under contract or determined during the contract period are attached to this Contract.

ARTICLE 4 – VOLUME OF WORKS

SILLENGER undertakes to cover all the national territory for a volume of at least 316,489 linear flight kilometers.

ARTICLE 5 – DURATION OF THE CONTRACT

This Contract is valid for a period of two (02) years and will enter into force upon the date of its signature. If the need be, SILLENGER may ask the Government for an extension of the duration of this contract.

Jessy El Khoury
Sworn Translator

ARTICLE 6 – RIGHTS AND OBLIGATIONS

6-1 - Rights and Obligations of the Government

6-1-1 - The Government guarantees to SILLENGER the issuance of licenses and the adoption of the necessary administrative procedures (staff visas, licenses, permits, (SAR), etc.) in order to facilitate the works of the airborne Prospecting.

6-1-2 - When the work comes to an end in each sector, the Government grants SILLENGER permits to conduct mining research and oil exploration within the determined portions of the sector, in conformity with the oil and mining Codes being effective in Benin.

6-2 - Rights and Obligations of SILLENGER

6-2-1 - SILLENGER executes the airborne geophysical Prospecting based on the Good Practices of the scope of this contract.

6-2-2 - SILLENGER implements the acquisition, processing and analysis works in close collaboration with the Ministry cadres.

6-2-3 - SILLENGER submits to the Minister weekly, semi-annual, mid-term, and final reports

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Sworn Translator

by sector. The sample analysis results, the geological, mineralogical and topographical maps and sections, the survey results, all the airborne surveys, and raw and analyzed data are transmitted to the Beninese party during the submission of the final report.

ARTICLE 7 – DATA PROPERTY

7-1 - The Government remains the owner of all geological and geophysical data, as well as others, collected within the framework of this Contract. It reserves the right to proceed to the marketing of the said data at the end of this Contract.

However, SILLENGER is authorized to use the data in order to promote the sectors that are granted to it by the Minister.

7-2 - The Government receives from SILLENGER the data on electronic formats as well as on hard copies.

ARTICLE 8 – PREFERENTIAL RIGHT

The Government grants SILLENGER the exclusive preferential right with regards to the

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attribution of research or exploration permits on fifteen per cent (15%) of the surface by determined sectors that are free of any engagement in conformity with the mining and oil Codes. This preferential right remains valid for a period of six (06) months as of the date of the end of the acquisition works by sector. Upon the expiry of this period of time, this preferential right is rendered null and void.

However, SILLENGER benefits from a timeframe of sixty (60) days to comment on every proposal submitted by a third party regarding every sector that is not yet covered. In any event, no preferential right may be granted on oil blocks and mining perimeters under contract or during the contract period at the beginning of the operations. The coordinates of said blocs and perimeters will be given at the beginning of the operations (Appendix 2 and Appendix 3).

ARTICLE 9 – TRANSFER OF RIGHTS

9-1 - SILLENGER may transfer some or all of its rights and obligations derived from this contract. If the company desires to assign or transfer its rights totally or partially, in accordance with the Contract, it shall immediately submit a written authorization request to the Minister, unless the transfer

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targets an affiliate. In this case, the company shall notify the Minister of its transfer intention in writing thirty (30) days before the effective date, or on a subsequent date determined with the Minister. Consequently, the transfer will be effective without the need for an authorization from the Minister.

9-2 - Every request shall include the name, address, and all information concerning the technical and financial capacities of the transferee. During the thirty (30) days following the receipt of the request, the Minister shall decide whether he approves or rejects the suggested transfer unless the transfer targets an Affiliate. Any disapproval from the Minister shall be based on reasonable reasons related to the technical and financial capacities of the suggested transferee.

9-3 - In case SILLENGER partially transfers its rights and obligations derived from this Contract, the transferee will be jointly and severally responsible with the transferor. In case the transfer is total, the transferee shall be solely responsible of the said obligations.

ARTICLE 10 – CONFIDENTIALITY

10-1 - The geophysical information and data, relative to the airborne Prospecting and provided to the Government, shall be considered as confidential.

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Sworn Translator

10-2 - However, the Government is entitled to use the data in order to promote the oil blocks and mining perimeters.

10-3 - The Government is entitled to use the data for internal or governmental purposes, for analyzing them in order to evaluate the mining and hydrocarbons potential.

ARTICLE 11 – FOLLOW-UP ON WORKS, TRAINING AND TECHNOLOGY TRANSFER

11-1 - During the phases of acquiring, processing, and analyzing the data, the Government delegates two (02) of its technicians to participate in the work.

11-2 - SILLENGER takes upon itself the transportation, accommodation, and fees of the stay of the technicians.

11-3 - SILLENGER undertakes, personally or through third parties, the training of the technicians of the Ministry of Mines and Hydrocarbons, on geophysical Prospecting techniques.

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Article 12 – Costs and Expenses

12-1 - The costs and expenses related to the data acquisition, processing, and analysis, as well as to trainings and others shall be entirely borne by SILLENGER.

12-2 - The costs incurred for the contract execution are not collectable costs.

Article 13 – Data Marketing

The Government holds the right to assign the marketing to a third company in order to facilitate data marketing.
However, SILLENGER is authorized to use the data in order to promote the sectors that are granted to it by the Minister.

Article 14 – Applicable Fiscal and Customs Regimes

This contract is subject to the tax and customs duty regimes provided for in the mining code of Benin.
In conformity with the provisions of this Code, holders of a prospecting permit for mining substances are exempted - during the period of validity of the prospecting permit - from any other taxes, fares, and tolls to the State especially regarding taxes and customs duty.

Regarding taxes, the exemption is on:

- Tax on industrial and commercial income;
- Occupational taxes and municipal taxes.

Fixed contributions at the expense of employers for paid salaries to employees are payable. Also payable are taxes on the revenue of movable capital bearing an interest rate, including tax on receivables, deposits, except for the tax on service delivery applicable to interests.

Regarding customs duty, except for automobile vehicles for tourism and products made in the Republic of Benin, the materials, machineries specifically meant to carry out mineral prospecting and whose importation is indispensable for the implementation of the research program shall be put in simple temporary or exceptional admission, during the validity period of the permit and taking into account their nature.

In simple temporary admission, they shall be exempted from all taxes, customs import duty except for the statistical tax, the community solidarity tax, the community tax, and the highway tax.

In exceptional temporary admission, they shall be subject to the provisions in force in the Republic of Benin. The exceptional temporary admission regime may be granted for a period of two (02) years renewable once.

Spare parts for materials, machineries and technical equipment, shall be exempted from all taxes, customs import duty except for the statistical tax, the community solidarity tax, the community tax, and the highway tax.

When put for consumption after temporary admission, the payable taxes are those applicable to the value for duty of the products on the date they were declared to be put for consumption.
In accordance with the customs code, six (06) months following their settlement in the Republic of Benin, expatriate staff employed by the holder and residing in the Republic of Benin enjoys duty free on their personal effects being used except for automobiles.

ARTICLE 15 – APPLICABLE LAW

This Contract is analyzed according to the provisions of the texts and laws in the Republic of Benin.

ARTICLE 16 – SETTLEMENT OF DISPUTES

The parties are committed to settling amicably any dispute or litigation that arises during the analysis or execution of this Contract. In case of disagreement, within the timeframe of thirty (30) days starting from the date of the notification of the other party, the dispute or litigation, within sixty (60) days as of the date of notifying the other party, is definitely settled according to the OHADA treaty by the Court of Justice and Arbitration of Abidjan (Ivory Coast). The arbitration decisions shall be enforceable by operation of law upon receipt of the exequatur.

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ARTICLE 17 – ACT OF GOD

17-1 - In case of an act of God duly noted by one party or the other, the extension, suspension, or discharge of this contract is considered by mutual consent of both parties. However, the discharge of this contract, upon the request of SILLENGER, after the beginning of works, cannot occur except after the execution of at least seventy five percent (75%) of the volume of works mentioned in Article 4.

17-2 - An act of God includes any unpredictable or irresistible act or event that is out of the control of the two parties and that prevents them temporarily or definitively from executing their obligations.

ARTICLE 18 – TERMINATION

18-1 - The parties may terminate this contract by a written and mutual consent.

18-2 - The contract may be terminated in case the airborne acquisition works do not start within six (06) months starting from the date of signature of this Contract.

ARTICLE 19 – TRANSLATION

If a translation into another language of this Contract is carried out, its sole objective would be to facilitate the execution of this

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Contract. In the event of a contradiction between the French text and the translated text, the French text shall prevail.

ARTICLE 20 – DATE OF ENTRY INTO FORCE

This contract takes effect starting from the date of its signature by the parties.
SILLENGER shall have three (03) months starting from the date of entry into force to start the airborne acquisition works.

ARTICLE 21 - NOTIFICATION AND COMMUNICATION

21-1 - Any notification or communication related to this contract is made through a registered letter with acknowledgment of receipt.

21-2 - Any notification or communication required by this Contract shall be made in writing and sent to the following address:

To SILLENGER EXPLORATION CORP.:
277 Lakeshore Rd. E. Suite 206 - Oakville,
Ontario L6J 1H9
CANADA
Tel: (1)905 842 9090 / Fax: (1) 905 842 9095
E-mail: jgillespie@sillenger.com
Website: WWW.SILLENGER.COM

To the Government of the Republic of Benin:
Ministry of Energy, Research on Petroleum and Mines, Water and Development of Renewable Energy

Jessy El Khoury
Sworn Translator

Po.Box 04: 1412 COTONOU - BENIN
Tel: (229) 21 31 41 19 / Fax: (229) 21 31 35 46
E-mail:

21-3 - Any change of address is notified in writing as soon as possible by a party to another.

In witness whereof, the duly authorized representatives of the two (02) parties signed four (04) original copies of this Contract, and each party receives two (02) copies.

Signed in Cotonou, on November 25, 2011

For the Government of
The Republic of Benin,

For SILLENGER,

Copy of original with signature and seal of:

- **Jonas A. GBIAN,** Minister of Energy, Research on Petroleum and Mines, Water and Development of Renewable Energy
- **John GILLESPIE,** President & Managing Director

True translation of the attached French text

Certified Translator

Date: November 28, 2011

We are not responsible for the content of the original French document.

Appendix 1

ANNEXE 1


1°
2°
3°
12°
11°
10°
9°
8°
7°
Quote #10651 - GEOTEM Survey
Sillenger Exploration Group - Benin
Flight Path
2011/07/07
400 m Traverse Lines @ 90° = 287,704 km
4000 m Control Lines @ 0° = 28,785 km
Total = 316,489 km

Jessy El Khoury
Sworn Translator
مترجم محلف